CSX REPORTS HIGHER FOURTH-QUARTER EARNINGS

RICHMOND, Va., Jan. 30, 2003—CSX Corporation (NYSE: CSX) today reported fourth quarter net income of $137 million, or 64 cents per share, up from $65 million, or 31 cents a year ago. Fourth quarter 2001 earnings included a litigation provision, which reduced earnings by $37 million, or 17 cents per share.

Stronger operating results from surface transportation, which includes CSX’s rail and intermodal units, account for much of the year-over-year quarterly improvement. Surface transportation operating income was $281 million compared to $186 million in 2001, which included the $60 million litigation provision. Adjusting for this provision, operating income would have been $246 million in 2001. The 2002 fourth-quarter operating income has $11 million of net benefits primarily from state and local tax adjustments.

In the fourth quarter, solid merchandise, automotive and intermodal revenue gains more than offset an 8% year-to-year decline in coal revenues. Labor expenses were flat compared to a year ago, while lower material and supply costs and Conrail expenses for the quarter more than offset higher depreciation and fuel expenses. Purchased inland transportation costs increased in proportion with the continued success of CSX’s truck to rail modal conversion program.

Michael J. Ward, CSX president, noted: “The company regained earnings momentum in the fourth quarter. Our people are providing customers with better service, productivity is rising and costs are lower, and employee safety continues to improve.

“We are looking for solid gains in 2003. Our productivity gains and cost reduction efforts throughout the company will continue,” Ward said. “With our pricing programs and modal conversion initiatives, we are looking for revenue gains even in a flat economy. Here in the first quarter, fuel and weather are challenges, but I am confident that we can lessen their impact.”

On a consolidated basis, CSX fourth-quarter operating income totaled $318 million versus $221 million, including the litigation provision. Revenues were $2.06 billion compared to $2.01 billion in 2001. These results include CSX Lines, which is being conveyed to the Carlyle Group, and CSX World Terminals.

For the full year 2002, CSX net income was $424 million, or $1.99 per share, compared to $293 million, or $1.38 per share in the prior year. 2002 results include the cumulative effect of adopting Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” in the first quarter which reduced net earnings by $43 million, or 20 cents per share. 2001 results include the litigation provision taken in the fourth quarter, which lowered net earnings by $37 million, or 17 cents per share.

CSX Corporation, based in Richmond, Va., operates one of the largest rail networks in the United States and also provides intermodal, container-shipping and international terminal management services. More information about the company is available at its Internet address: www.csx.com.

This press release and other statements by the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the Company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; and (iv) the outcome of claims and litigation involving or affecting the Company. Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the Company’s website at www.csx.com.

CSX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS	Quarterly Flash

(Millions of Dollars, Except Per Share Amounts)

	Quarters Ended		Years Ended
	Dec. 27, 2002	Dec. 28, 2001	Dec. 27, 2002	Dec. 28, 2001
	(Unaudited)
Revenue and Expense
Operating Revenue	$2,060	$2,009	$8,152	$8,110
Operating Expense	1,742	1,728	7,025	7,093
New Orleans Litigation Provision	—	60	—	60

Total Operating Expense	1,742	1,788	7,025	7,153

Operating Income	318	221	1,127	957
Other Income (Expense)	—	(3)	41	9
Interest Expense	107	121	445	518

Earnings
Earnings Before Income Taxes and Cumulative Effect of Accounting Change	211	97	723	448
Income Tax Expense	74	32	256	155

Earnings Before Cumulative Effect of Accounting Change	137	65	467	293
Cumulative Effect of Accounting Change—Net of Tax	—	—	(43)	—

Net Earnings	$137	$65	$424	$293

Per Common Share
Earnings Per Share, Assuming Dilution:
Before Cumulative Effect of Accounting Change	$0.64	$0.31	$2.19	$1.38
Cumulative Effect of Accounting Change	—	—	(0.20)	—

Net Earnings	$0.64	$0.31	$1.99	$1.38

Average Diluted Common Shares Outstanding (Thousands)	213,690	212,699	213,512	212,409

Cash Dividends Paid Per Common Share	$0.10	$0.10	$0.40	$0.80

Notes to Consolidated Financial Statements

(1)
In 2001, Statement of Financial Accounting Standard No. 142 (SFAS 142), “Goodwill and Other Intangible Assets” was issued. Under the provisions of SFAS 142, goodwill and other indefinite lived intangible assets are no longer amortized but are reviewed for impairment on a periodic basis. The Company adopted this standard in the first quarter of 2002 and incurred a charge of $83 million, $43 million after tax and consideration of minority interest, 20 cents per share, as a cumulative effect of an accounting change, which represents the difference between book value and the fair value of indefinite lived intangible assets. The indefinite lived intangible assets are permits and licenses that the company holds relating to a proposed pipeline to transfer natural gas from Alaska’s north slope to the port in Valdez, Alaska. Adoption of SFAS 142 will not have a material effect on future earnings.

(2)
CSX recorded a provision in the fourth quarter of 2001 to account for the settlement of the 1987 New Orleans tank car fire litigation. This charge reduced earnings by $60 million, $37 million after tax, 17 cents per share.

(3)
On Dec. 17, 2002, CSX announced that it had reached an agreement to convey its domestic container-shipping subsidiary, CSX Lines, LLC, to a venture for $300 million ($240 million of cash and $60 million of securities). CSX expects this transaction to close in the first quarter of 2003. The assets and liabilities of CSX Lines, LLC, that are to be conveyed under this agreement are classified as domestic container assets and liabilities held for disposition on the statement of financial position as of Dec. 27, 2002, in accordance with the provisions of SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

CSX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS	Quarterly Flash

(Millions of Dollars)

	Years Ended
	Dec. 27, 2002	Dec. 28, 2001
	(Unaudited)
Operating Activities
Net Earnings	$424	$293
Adjustments to Reconcile Net Earnings to Net Cash Provided:
Depreciation	649	622
Deferred Income Taxes	172	197
Cumulative Effect of Accounting Change—Net of Tax	43	—
Equity in Conrail Earnings—Net	(23)	(17)
Other Operating Activities	(85)	4
Changes in Operating Assets and Liabilities:
Accounts Receivable	30	7
Other Current Assets	23	(17)
Accounts Payable	(83)	(51)
Other Current Liabilities	(23)	(211)

Net Cash Provided by Operating Activities	1,127	827

Investing Activities
Property Additions	(1,080)	(930)
Short-term Investments—Net	350	(51)
Other Investing Activities	(45)	16

Net Cash Used by Investing Activities	(775)	(965)

Financing Activities
Short-term Debt—Net	140	(524)
Long-term Debt Issued	748	962
Long-term Debt Repaid	(1,159)	(266)
Dividends Paid	(86)	(171)
Other Financing Activities	(5)	14

Net Cash (Used) Provided by Financing Activities	(362)	15

Cash, Cash Equivalents and Short-Term Investments
Net Decrease in Cash and Cash Equivalents	(10)	(123)
Cash and Cash Equivalents at Beginning of Period	137	260

Cash and Cash Equivalents at End of Period	127	137
Short-Term Investments at End of Period	137	481

Cash, Cash Equivalents and Short-Term Investments at End of Period	$264	$618

CSX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF FINANCIAL POSITION	Quarterly Flash

(Millions of Dollars)

	Dec. 27, 2002	Dec. 28, 2001
	(Unaudited)
Assets
Current Assets
Cash, Cash Equivalents and Short-term Investments	$264	$618
Accounts Receivable, Net	799	871
Materials and Supplies	180	191
Deferred Income Taxes	128	162
Other Current Assets	155	198
Domestic Container Assets Held for Disposition	263	244

Total Current Assets	1,789	2,284
Properties—Net	13,286	12,847
Investment in Conrail	4,653	4,655
Affiliates and Other Companies	381	297
Other Long-term Assets	842	718

Total Assets	$20,951	$20,801

Liabilities
Current Liabilities
Accounts Payable	$802	$905
Labor and Fringe Benefits Payable	457	409
Casualty, Environmental and Other Reserves	246	248
Current Maturities of Long-term Debt	391	1,044
Short-term Debt	143	225
Income and Other Taxes Payable	144	100
Other Current Liabilities	167	284
Domestic Container Liabilities Held for Disposition	104	92

Total Current Liabilities	2,454	3,307
Casualty, Environmental and Other Reserves	604	687
Long-term Debt	6,519	5,839
Deferred Income Taxes	3,567	3,621
Other Long-term Liabilities	1,566	1,227

Total Liabilities	14,710	14,681

Shareholders’ Equity
Common Stock, $1 Par Value	215	214
Other Capital	1,547	1,492
Retained Earnings	4,797	4,459
Accumulated Other Comprehensive Loss	(318)	(45)

Total Shareholders’ Equity	6,241	6,120

Total Liabilities and Shareholders’ Equity	$20,951	$20,801

CSX CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS FROM CONTINUING OPERATIONS (Unaudited)	Quarterly Flash

(Millions of Dollars, Except Per Share Amounts) (All Per Share Amounts Assume Dilution)
	Revenue			Operating Income			Earnings Per Share
	2002	2001	2000	2002	2001(2)	2000	2002(1)	2001(2)	2000
First Quarter	$1,964	$2,025	$2,034	$212	$189	$174	$.12	$.10	$.12
Second Quarter	2,073	2,057	2,071	321	265	189.63		.51	.23
Third Quarter	2,055	2,019	2,039	276	282	224.60		.47	.28
Fourth Quarter	2,060	2,009	2,047	318	221	218.64		.31	.26

Year	$8,152	$8,110	$8,191	$1,127	$957	$805	$1.99	$1.38	$0.88

(1)	First quarter 2002 includes a reduction of $43 million after tax, 20 cents per share, as a result of the cumulative effect of an accounting change for indefinite lived intangible assets.
(2)	Fourth quarter 2001 includes a charge of $60 million, $37 million after tax, 17 cents per share, for the settlement of the New Orleans litigation.

EBITDA FROM CONTINUING OPERATIONS(1) (Unaudited)

(Millions of Dollars)

This computation of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is presented because management believes it is a widely accepted financial indicator used by investors and analysts to evaluate companies on the basis of operating performance. This is not considered to be better information than is available in the Company’s publicly available reports filed with the SEC and does not conform with generally accepted accounting principles. CSX owns a 42% undivided interest in Conrail, Inc., and operates over a portion of the Conrail territory under the terms of an operating agreement. Conrail loans its excess cash to its owners under loan agreements at market interest rates. The calculation of EBITDA combines CSX and Conrail financial data for analytical purposes only and is not intended to suggest that CSX has control over Conrail’s operations.

	CSX Consolidated		Conrail (42%)		Purchase Price Amortization, Eliminations & Reclassifications		Combined EBITDA
	2002	2001	2002	2001	2002	2001	2002	2001
	Quarters Ended Dec. 27, 2002, and Dec. 28, 2001
Operating Income(1)	$318	$281	$26	$32	$(35)	$(30)	$309	$283
Depreciation and Amortization	168	151	33	34	28	23	229	208
Other Income(2)	1	(6)	7	12	4	2	12	8

Combined EBITDA	$487	$426	$66	$78	$(3)	$(5)	$550	$499

	Years Ended Dec. 27, 2002, and Dec. 28, 2001
Operating Income(1)	$1,127	$1,017	$114	$111	$(110)	$(106)	$1,131	$1,022
Depreciation and Amortization	638	613	135	136	91	89	864	838
Other Income(2)	40	(4)	30	34	11	9	81	39

Combined EBITDA	$1,805	$1,626	$279	$281	$(8)	$(8)	$2,076	$1,899

(1)	CSX Consolidated operating income for 2001 excludes the New Orleans litigation provision of $60 million.
(2)	Other income excludes interest income and losses from accounts receivable sold.

CSX CORPORATION AND SUBSIDIARIES
FINANCIAL MEASURES (Unaudited)	Quarterly Flash

	Years Ended
	Dec. 27, 2002	Dec. 28, 2001
Working Capital Deficit (Millions of Dollars)	$665	$1,023
Current Ratio	0.7	0.7
Commercial Paper and Equivalents—Short-Term (Millions of Dollars)	$143	$225
Debt Ratio(1)	52%	52%
All-in Debt Ratio(2)	57%	58%
12-Month Rolling Return on Assets	2.0%	1.4%
12-Month Rolling Return on Equity	6.9%	4.8%

(1)	Adjusted to include 42% of Conrail obligations.
(2)	Adjusted to include off-balance sheet financing, leases, and 42% of Conrail obligations.

OTHER INCOME (EXPENSE)(1) (Unaudited)

	Quarters Ended		Years Ended
	Dec. 27, 2002	Dec. 28, 2001	Dec. 27, 2002	Dec. 28, 2001
	(Millions of Dollars)
Interest Income	$5	$10	$27	$47
Income from Real Estate and Resort Operations(2)	20	27	108	101
Net Losses from Accounts Receivable Sold	(6)	(7)	(26)	(34)
Minority Interest	(11)	(12)	(42)	(39)
Equity Income (Loss) of Other Affiliates	2	(7)	(3)	(27)
Miscellaneous	(10)	(14)	(23)	(39)

Total	$—	$(3)	$41	$9

(1)	Prior periods have been reclassified to conform to current presentation.
(2)
Gross revenue from real estate and resort operations was $56 million and $261 million for the quarter and year ended Dec. 27, 2002, respectively, and $67 million and $254 million for the quarter and year ended Dec. 28, 2001, respectively.

EMPLOYEE COUNTS BY SEGMENT—ESTIMATED

	2002				2001
	Nov.	Aug.	May	Feb.	Nov.	Aug.	May	Feb.
Surface Transportation
Rail	33,271	33,912	33,878	32,953	34,207	34,850	35,569	35,529
Intermodal	1,124	1,110	1,077	1,087	1,110	1,124	1,122	1,121
Technology and Corporate	895	899	883	867	884	878	869	860

Total Surface Transportation	35,290	35,921	35,838	34,907	36,201	36,852	37,560	37,510

Marine Services
Domestic Container Shipping	1,625	1,621	1,614	1,603	1,601	1,601	1,605	1,600
International Terminals	1,238	1,242	1,264	1,275	1,290	1,307	1,304	1,312

Total Marine Services	2,863	2,863	2,878	2,878	2,891	2,908	2,909	2,912

Other	1,640	1,868	1,639	1,131	1,621	1,799	1,679	1,113

Total	39,793	40,652	40,355	38,916	40,713	41,559	42,148	41,535

CSX CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS (Unaudited)	Quarterly Flash

(Millions of Dollars)

	Surface Transportation		Marine Services		Eliminations/Other(1)		Total
	2002	2001	2002	2002(2)	2002	2001(2)	2002	2001
	Quarters Ended Dec. 27, 2002, and Dec. 28, 2001
Operating Revenue	$1,815	$1,784	$249	$229	$(4)	$(4)	$2,060	$2,009
Operating Expense
Labor and Fringe	659	661	72	69	1	2	732	732
Materials, Supplies and Other	311	336	83	63	4	5	398	404
Conrail Operating Fees, Rents and Services	74	85	—	—	—	—	74	85
Building and Equipment Rent	132	134	9	14	(3)	1	138	149
Inland Transportation	73	63	34	26	(4)	(4)	103	85
Depreciation	161	142	5	9	2	—	168	151
Fuel	124	117	19	14	—	—	143	131
Miscellaneous	—	—	(3)	2	(11)	(11)	(14)	(9)
New Orleans Litigation Provision	—	60	—	—	—	—		60

Total Operating Expense	1,534	1,598	219	197	(11)	(7)	1,742	1,788

Operating Income	$281	$186	$30	$32	$7	$3	$318	$221
Operating Ratio	84.5%	89.6%	88.0%	86.0%
Adjusted Operating Income(3)	$281	$246	$30	$32	$7	$3	$318	$281
Adjusted Operating Ratio(3)	84.5%	86.2%	88.0%	86.0%

	Years Ended Dec. 27, 2002, and Dec. 28, 2001
Operating Revenue	$7,183	$7,194	$993	$915	$(24)	$1	$8,152	$8,110
Operating Expense
Labor and Fringe	2,608	2,650	286	275	3	9	2,897	2,934
Materials, Supplies and Other	1,380	1,385	320	271	13	33	1,713	1,689
Conrail Operating Fee, Rent and Services	322	336	—	—	—	—	322	336
Building and Equipment Rent	556	565	54	60	(9)	1	601	626
Inland Transportation	268	245	126	105	(24)	(13)	370	337
Depreciation	605	581	26	32	7	—	638	613
Fuel	449	525	66	60	—	—	515	585
Miscellaneous	—	—	8	9	(39)	(36)	(31)	(27)
New Orleans Litigation Provision	—	60	—	—	—	—	—	60

Total Operating Expense	6,188	6,347	886	812	(49)	(6)	7,025	7,153

Operating Income	$995	$847	$107	$103	$25	$7	$1,127	$957
Operating Ratio	86.1%	88.2%	89.2%	88.7%
Adjusted Operating Income(3)	$995	$907	$107	$103	$25	$7	$1,127	$1,017
Adjusted Operating Ratio(3)	86.1%	87.4%	89.2%	88.7%

(1)
Eliminations/Other consists of the following: (a) the elimination of intercompany revenue and expense between Surface Transportation and Marine Services, (b) the reclassification of Marine Services minority interest expense and (c) other unallocated items.

(2)	Prior periods have been reclassified to conform to the current presentation.
(3)	Adjusted to exclude the New Orleans litigation provision of $60 million in 2001 in the Surface Transportation segment.

CSX CORPORATION AND SUBSIDIARIES
SURFACE TRANSPORTATION OPERATING RESULTS (Unaudited)	Quarterly Flash

(Millions of Dollars)
	Rail		Intermodal		Surface Transportation
	2002	2001	2002	2001	2002	2001
	Quarters Ended Dec. 27, 2002, and Dec. 28, 2001
Operating Revenue	$1,506	$1,499	$309	$285	$1,815	$1,784
Operating Expense
Labor and Fringe	641	644	18	17	659	661
Materials, Supplies and Other	263	291	48	45	311	336
Conrail Operating Fees, Rents and Services	74	85	—	—	74	85
Building and Equipment Rent	99	101	33	33	132	134
Inland Transportation	(94)	(91)	167	154	73	63
Depreciation	154	134	7	8	161	142
Fuel	124	117	—	—	124	117
New Orleans Litigation Provision	—	60	—	—	—	60

Total Operating Expense	1,261	1,341	273	257	1,534	1,598

Operating Income	$245	$158	$36	$28	$281	$186
Operating Ratio	83.7%	89.5%	88.3%	90.2%	84.5%	89.6%
Adjusted Operating Income(1)	$245	$218	$36	$28	$281	$246
Adjusted Operating Ratio(1)	83.7%	85.5%	88.3%	90.2%	84.5%	86.2%

	Years Ended Dec. 27, 2002, and Dec. 28, 2001
Operating Revenue	$6,003	$6,082	$1,180	$1,112	$7,183	$7,194
Operating Expense
Labor and Fringe	2,541	2,585	67	65	2,608	2,650
Materials, Supplies and Other	1,201	1,212	179	173	1,380	1,385
Conrail Operating Fees, Rents and Services	322	336	—	—	322	336
Building and Equipment Rent	425	442	131	123	556	565
Inland Transportation	(365)	(371)	633	616	268	245
Depreciation	576	550	29	31	605	581
Fuel	449	525	—	—	449	525
New Orleans Litigation Provision	—	60	—	—	—	60

Total Operating Expense	5,149	5,339	1,039	1,008	6,188	6,347

Operating Income	$854	$743	$141	$104	$995	$847
Operating Ratio	85.8%	87.8%	88.1%	90.6%	86.1%	88.2%
Adjusted Operating Income(1)	$854	$803	$141	$104	$995	$907
Adjusted Operating Ratio(1)	85.8%	86.8%	88.1%	90.6%	86.1%	87.4%

(1)	Adjusted to exclude the New Orleans litigation provision of $60 million in 2001 in the Rail segment.

CSX CORPORATION AND SUBSIDIARIES
SURFACE TRANSPORTATION OPERATING RESULTS (continued)	Quarterly Flash

Surface Transportation operating expenses decreased by $4 million compared to the fourth quarter of 2001 (excluding 2001 litigation provision of $60 million).

•
Labor and Fringe decreased by $2 million versus a year ago, which includes $6 million of severance and other costs primarily related to the December 2002 workforce reductions. General wage and benefit inflation was more than offset by reduction in overall employment levels of approximately 900 employees compared to prior year.

•
Materials, Supplies and Other decreased by $25 million compared to prior year. The driving force behind the improvement was $17 million of state and local tax adjustments to reduce estimated liabilities to actual assessments. In addition, freight loss and damage expenses and other safety-related costs were reduced, as were other expenses as a result of improved cost control.

•	Conrail Operating Fee, Rent and Services improved by $11 million year-over-year due primarily to continued cost and activity reductions.
•	Building & Equipment Rent in the fourth quarter decreased by $2 million versus prior year period primarily due to a further reduction in car hire expense.
•
Inland Transportation increased by $10 million versus prior year fourth quarter, which is a direct result of increased intermodal volumes. Foreign linehaul expenses increased by $4 million as transcontinental Intermodal traffic volumes improved. In addition, Intermodal trucking expense increased by $5 million also due to increased intermodal volumes.

•	Depreciation increased by $19 million versus fourth quarter 2001 primarily related to increased capital expenditures in the second half of the year.
•	Fuel expenses increased by $7 million for the quarter. Average price per gallon increased by 3 cents, or $5 million in total.

RAIL OPERATING STATISTICS(1)

	Fourth Quarter			Year
	2002	2001	%Change	2002	2001	%Change
Coal (Millions of Tons)
Domestic:
Utility	34.0	34.9	(3)%	133.4	137.2	(3)%
Other	6.5	7.9	(18)	24.6	30.6	(20)

Total Domestic	40.5	42.8	(5)	158.0	167.8	(6)
Export	1.6	2.6	(38)	9.3	12.7	(27)

Total	42.1	45.4	(7)	167.3	180.5	(7)

Revenue Ton-Miles (Billions)
Merchandise	31.2	30.2	3	125.5	125.6	—
Automotive	2.5	2.3	9	9.3	8.7	7
Coal	18.0	20.3	(11)	72.4	79.8	(9)
Intermodal	5.3	5.2	2	21.0	20.4	3

Total	57.0	58.0	(2)	228.2	234.5	(3)

Gross Ton-Miles(2) (Billions)
Total	119.2	117.0	2	469.4	473.1	(1)

Safety Statistics
FRA Reportable Injuries	138	175	21	620	804	23
Cumulative FRA Injury Frequency (Per 100 Employees)	1.82	2.26	19	1.94	2.44	20
FRA Train Derailments	97	84	(15)	319	380	16

Inventory
Average Total Cars-On-Line	227,492	234,770	3	229,609	240,054	4

Velocity
Average, All Trains (Miles Per Hour)	22.4	22.6	(1)	22.5	21.7	4

Crews
Average Recrews (Per Day)	31	23	(35)	26	28	7

Yard/Terminal
Average System Dwell Time (Hours)	24.2	23.6	(3)	23.2	24.5	5
On -Time Originations (Plus 2 Hours)	89.6%	91.4%	(2)	91.2%	88.1%	4

Locomotives
Average Setback Hours (Per Day)	13	20	35%	11	39	72%

(1)	Amounts for 2002 are estimated.
(2)	Amounts include locomotive gross ton-miles.

SURFACE TRANSPORTATION FUEL STATISTICS

	Fourth Quarter		Year
	2002	2001	2002	2001
Diesel No. 2:
Estimated Fuel Consumption (Millions of Gallons)	146.2	144.7	572.2	580.4
Price Per Gallon (Dollars)	$0.8416	$0.8074	$0.7838	$0.9042
Impact of Year-to-Year Price Variance on Operating Expense (Millions of Dollars)	$(5)		$69

CSX CORPORATION AND SUBSIDIARIES
SURFACE TRANSPORTATION TRAFFIC AND REVENUE(1)	Quarterly Flash

Loads (Thousands); Revenue (Millions of Dollars)
	Fourth Quarter Loads			Fourth Quarter Revenue
	2002	2001	% Change	2002	2001	% Change
Merchandise
Phosphates and Fertilizers	112	116	(3)%	$79	$79	—%
Metals	79	74	7	99	91	9
Food and Consumer	40	41	(2)	56	55	2
Paper and Forest	117	115	2	158	151	5
Agricultural	93	92	1	127	124	2
Chemicals	122	119	3	226	210	8
Minerals	22	22	—	34	33	3
Emerging Markets	101	108	(6)	96	94	2

	686	687	—	875	837	5
Automotive	137	131	5	219	203	8
Coal, Coke and Iron Ore
Coal	395	431	(8)	386	423	(9)
Coke	8	8	—	10	10	—
Iron Ore	10	8	25	5	5	—

	413	447	(8)	401	438	(8)
Other	—	—	—	11	21	(48)

Total Rail	1,236	1,265	(2)	1,506	1,499	—

Intermodal
Domestic	268	241	11	198	168	18
International	267	268	—	109	112	(3)
Other	—	—	—	2	5	(60)

Total Intermodal	535	509	5	309	285	8

Total Surface Transportation	1,771	1,774	—%	$1,815	$1,784	2%

	Year Loads			Year Revenue
	2002	2001	% Change	2002	2001	% Change
Merchandise
Phosphates and Fertilizer	463	441	5%	$324	$306	6%
Metals	319	319	—	401	395	2
Food and Consumer	162	163	(1)	217	218	—
Paper and Forest	477	478	—	637	633	1
Agricultural	358	372	(4)	489	501	(2)
Chemicals	500	499	—	907	883	3
Minerals	88	92	(4)	135	140	(4)
Emerging Markets	424	435	(3)	397	384	3

	2,791	2,799	—	3,507	3,460	1
Automotive	538	516	4	845	794	6
Coal, Coke and Iron Ore
Coal	1,573	1,722	(9)	1,528	1,671	(9)
Coke	34	39	(13)	49	46	7
Iron Ore	36	38	(5)	20	22	(9)

	1,643	1,799	(9)	1,597	1,739	(8)
Other	—	—	—	54	89	(39)

Total Rail	4,972	5,114	(3)	6,003	6,082	(1)

Intermodal
Domestic	982	901	9	696	625	11
International	1,137	1,103	3	476	470	1
Other	—	—	—	8	17	(53)

Total Intermodal	2,119	2,004	6	1,180	1,112	6

Total Surface Transportation	7,091	7,118	—%	$7,183	$7,194	—%

(1)	Certain prior period traffic has been reclassified to Emerging Markets to conform to the current presentation.

CSX CORPORATION AND SUBSIDIARIES
SURFACE TRANSPORTATION TRAFFIC AND REVENUE (continued)	Quarterly Flash

MERCHANDISE

Merchandise revenues in the fourth quarter were up 5% on flat year-over-year volumes. With the exception of phosphate and fertilizer revenues, which were flat, all merchandise markets showed year-over-year revenue improvement.

Phosphates and Fertilizers—Weakness in lower revenue per car movements of phosphate rock, potash and ammonia shipments was more than offset by strength in higher revenue-per-car movements of domestic phosphate chemicals and sulfur.

Metals—Favorable variance was driven by strong import and domestic slab shipments, along with increased coil, plate and structural shipments.

Food and Consumer—Gains in higher revenue-per-car movements of canned goods, alcohol and Express Lane shipments more than offset weakness in lower revenue per car shipments of appliances and transportation equipment.

Paper and Forest—Weak prior year comparisons resulted in volume gains primarily due to pulp board shipments and low box plant inventories. Year-over-year comparisons for printing paper shipments were also positive, driven primarily by depressed post Sept. 11 shipments last year.

Agricultural—Weakness in feed ingredients and export grain was offset by increase in wheat flour and domestic grain movements.

Chemicals—Positive performance was driven by strength in plastics, textile chemicals and liquid petroleum gas. Rate increases continue to drive revenue yield improvements.

Minerals—Strength in industrial sand more than offset weakness in roofing granules, industrial sand and ores.

Emerging Markets—Strength in high revenue-per-car military movements more than offset weakness in low revenue per car movements of aggregates and salt.

AUTOMOTIVE

Automotive volumes were up 5% and revenue was up 8% in the fourth quarter. Yield improvement continues to be driven primarily by favorable mix and extended linehauls. Year-over-year volume comparisons continued to be favorable due to continued growth in light truck production.

COAL, COKE AND IRON ORE

Fourth quarter coal volumes and revenues were down 8%. Utility volumes were down as a result of reduced trans-load shipments to Lake Erie and to Southern utilities. Export movements were down significantly as a result of reduced competitive standing of U.S. coal in the international market. Metallurgical and industrial markets were down due to general economic conditions affecting end use markets. Tons per car continue to increase as a result of mix and car type utilization but the resulting yield improvement is offset by increased short-haul shipments.

INTERMODAL

Domestic—Significant strength in transcontinental domestic container traffic offset continued weakness in U.S. mail and parcels in the fourth quarter. Revenue per unit improved due to increased length of haul, a favorable pricing environment and growth in higher priced door-to-door traffic.

International—The labor disruptions at West Coast ports had a negative impact on volume and revenue. Diversions of Pacific Rim traffic to East Coast ports offset some of this impact but had a negative impact on revenue per unit.

CSX CORPORATION AND SUBSIDIARIES
MARINE SERVICES OPERATING RESULTS (Unaudited)	Quarterly Flash

(Millions of Dollars)
	Domestic Container Shipping		International Terminals		Eliminations		Marine Services
	2002	2001	2002	2001(1)	2002	2001	2002	2001(1)
	Quarters Ended Dec. 27, 2002, and Dec. 28, 2001
Operating Revenue	$193	$171	$56	$58	$—	$—	$249	$229
Operating Expense
Labor and Fringe	60	54	12	15	—	—	72	69
Materials, Supplies and Other	65	50	18	13	—	—	83	63
Building and Equipment Rent	7	12	2	2	—	—	9	14
Inland Transportation	33	24	1	2	—	—	34	26
Depreciation	3	6	2	3	—	—	5	9
Fuel	19	14	—	—	—	—	19	14
Miscellaneous	—	—	(3)	2	—	—	(3)	2

Total Operating Expense	187	160	32	37	—	—	219	197

Operating Income	$6	$11	$24	$21	$—	$—	$30	$32
Operating Ratio	96.9%	93.6%	57.1%	63.8%			88.0%	86.0%

	Years Ended Dec. 27, 2002, and Dec. 28, 2001
Operating Revenue	$758	$681	$236	$236	$(1)	$(2)	$993	$915
Operating Expense
Labor and Fringe	229	213	57	62	—	—	286	275
Materials, Supplies and Other	244	203	77	70	(1)	(2)	320	271
Building and Equipment Rent	45	51	9	9	—	—	54	60
Inland Transportation	119	98	7	7	—	—	126	105
Depreciation	17	24	9	8	—	—	26	32
Fuel	66	60	—	—	—	—	66	60
Miscellaneous	—	—	8	9	—	—	8	9

Total Operating Expense	720	649	167	165	(1)	(2)	886	812

Operating Income	$38	$32	$69	$71	$—	$—	$107	$103
Operating Ratio	95.0%	95.3%	70.8%	69.9%			89.2%	88.7%

(1)	Prior periods have been reclassified to conform to the current presentation.

DOMESTIC CONTAINER SHIPPING

Operating income was $6 million in the fourth quarter of 2002 compared to $11 million in the prior year. Fourth quarter 2002 earnings were affected by approximately $7 million as a result of the ten-day labor disruptions at West Coast ports. CSX Lines’ revenue was up by $22 million over the prior year. Strong market share gains in the Hawaii and Puerto Rico tradelanes were offset by a loss of $12 million in revenue in the Hawaii and Alaska tradelanes from the labor disruptions. Operating expenses have increased by $27 million over the prior year as a result of the increased volume being carried, which includes the deployment of an additional vessel in the Puerto Rico trade, and a $5 million impact from higher fuel prices.

On Dec. 17, 2002, CSX announced that it had reached an agreement to convey its domestic container-shipping subsidiary, CSX Lines, LLC to a venture for $300 million ($240 million of cash and $60 million of securities). CSX expects this transaction to close in the first quarter of 2003.

INTERNATIONAL TERMINALS

Operating income for the fourth quarter was $24 million compared to $21 million in the prior year, an improvement of 14%. Revenue was down $2 million as a direct result of the global economic conditions and the impact from the labor disruptions on the West Coast. Several cost-cutting initiatives and a $6 million gain on the divestiture of a portion of the Caucedo terminal ownership interest, which is included in miscellaneous, more than offset the lower revenue.

CSX CORPORATION AND SUBSIDIARIES
DOMESTIC CONTAINER SHIPPING OPERATING STATISTICS(1)	Quarterly Flash

	Fourth Quarter		Year
	2002	2001	2002	2001
	(Unaudited)
Loads	70,319	61,155	277,370	241,998
Average Revenue Per Box	$2,640	$2,728	$2,658	$2,767
Vessel Utilization	73.3%	72.1%	75.5%	68.3%
Equipment Turns Per Year	7.9	8.1	8.1	7.7
Vessel On Time Arrival(2)	—	90%	92%	93%
Marine Productivity (Lifts Per Hour)	24.5	24.3	25.3	25.6
Diesel No. 380/Bunker Sea:
Estimated Fuel Consumption (Millions of Gallons)	30.7	29.2	123.3	121.8
Fuel Price Per Gallon (Dollars)	$0.6207	$0.4680	$0.5302	$0.4898
Impact of Year-to-Year Price Variance on Operating Expense (Millions of Dollars)	$(5)		$(5)

(1)	Amounts for 2002 are estimated.
(2)	Fourth quarter not measured due to the West Coast labor disruptions.

INTERNATIONAL TERMINALS OPERATING STATISTICS(1)

	Fourth Quarter		Year
	2002	2001	2002	2001
	(Unaudited)
Gross Revenue (Millions of Dollars)	$97	$94	$387	$376
Gross Lifts	528,843	505,404	2,106,762	2,046,204
Average Port Productivity (Port Moves Per Crane Per Hour)	30.7	32.9	31.5	32.4

(1)	Includes all consolidated and unconsolidated subsidiaries of CSX World Terminals.